ATMI®

# *SDS® Direct*

## November 1, 2011

## Safe Harbor Statement

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2011 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

# Strategic Intent and Objectives

***"To Be the Source of Process Efficiency Solutions to technology-driven customers by providing innovative materials, delivery systems and process technologies in sustainable business models."***

- Microelectronics Markets
  - Use our unique capabilities to rapidly identify and develop optimized materials and manufacturing processes. **Be the best advanced materials and materials integration partner our key customers have ever had.**
- LifeSciences Markets
  - Enable customers to reduce time and cost associated with developing and introducing biopharma drugs for human and animal vaccines, cell therapy, and other cell culture and fermentation applications. **Innovate to be the best single-use technology partner our customers have.**

ATMI

# Matheson Tri-Gas / ATMI History

## Much More Than Just Distribution

- Distribution and Manufacturing partnership dates back to 1996
  - ATMI SDS technology was demonstrated to be highly beneficial
  - ATMI lacked capabilities to bring the product to market
  - MTG and ATMI worked closely to address the challenges of bringing this technology to a rapidly expanding global market
- MTG and its parent (Taiyo Nippon Sanso) and related affiliates have driven product acceptance, manufacturing 75% of the product, and handling logistics, sales and service
- SDS is established as the quality and safety standard for delivery of Implant gases to process tools
- Annual Product Revenue has grown to greater than $100 M
- Historically, margin sharing realized via manufacturing and distribution arrangements

# Transaction Highlights

- Deal effective October 31, 2011
- $95 million cash for
  - Terminating the existing distribution and manufacturing agreements
  - Complete control of our implant products
- Up to $9 million of additional cash for channel inventory repurchase occurring over 4Q 2011 and 1Q 2012
- Includes appropriate non-compete and indemnification provisions
- Actions coincident with signing
  - Matheson provides distribution support via transition agreement
  - Matheson agrees to 2-year manufacturing agreement
  - Taiyo Nippon Sanso remains as distributor in Japan
- Order fulfillment and product support will be transparent to customers

ATMI®

# Strategic Implications - Markets

- ATMI assumes complete control of our Implant Solutions products and technologies
  - Ion implantation is an increasingly important and complex integrated circuit process as device line-widths continue to shrink
- Our interactions with customers on their key issues increase substantially
- Our position as a leading performance materials and solutions supplier is enhanced

ATMI

# Strategic Implications - Customers

- ATMI assumes control for all customer interactions
  - Commercial agreements and fulfillment
  - Technology collaborations and new product introductions
  - Inventory channel management
  - Product quality and performance

- ATMI has retained Taiyo Nippon Sanso (Matheson's parent) as distributor in Japan

ATMI

# Strategic Implications - Financial

- Cash
  - Productive use of cash
  - Increases cash flow from operations
  - Significant cash remains on balance sheet
- Expected P&L Benefits
  - Increased Revenues
  - Expanded Gross margins
  - Improved Earnings
- Leverage
  - Existing ATMI facilities will be further used to produce and support product globally
  - Existing operating structure will be used, with targeted additions, to support very high volume product
- Forecasting
  - Detailed insight and control at all levels of supply chain
  - Improved customer forecast and inventory accuracy

ATMI

# Anticipated Benefits

- **For Customers:**
  - Highest level of product expertise, technical and applications support and service
  - Streamlined distribution
  - Increased opportunities for specialty materials-focused commercial agreements
  - Direct relationship with market's only full-service, comprehensive technology portfolio provider in implant market
- **For ATMI:**
  - Implant further strengthens our established advanced materials portfolio
  - Customer relationships are expanded and intensified
  - Control of global distribution channel enhances visibility and provides stability
  - Regular opportunities to explain and reinforce product value

ATMI

# Financial Effects

- Incremental Revenue/EPS beginning in 2Q 2012
    - + ~$7-8 million revenues
    - + ~$0.08 - 0.09 EPS
- Phased transition as a result of country-specific product and licensing requirements affect financial results in total over the next two quarters
    - ~$9 million revenue reversal for inventory repurchased
        - ~$0.12 EPS effect
    - ~$7 million inventory burn/revenue reduction until licenses/permits in place
        - ~$0.08 EPS effect
- On-going gross margin improvement of ~+2 points
- Estimating ~$2 million of integration and transition costs over the next two quarters
- Will establish stand-alone marketing and sales infrastructure costing approximately $2-3 million per quarter

ATMI®

# Accounting Effects

- Accounting adjustments
  - One-time contract termination charge of approximately $80 - 85M, in 4Q 2011
    - Accounting determination to be finalized in 4Q 2011
  - Recognize assets and liabilities for the rights acquired and obligations assumed in the transaction
    - On-going amortization of purchased intangibles of approximately $300K per quarter
- 3Q 2011- Reported v. Proforma as if transaction completed, exclusive of short-term transition costs

| | 3Q 2011 *As Reported* | 3Q 2011 *Proforma* |
|---|---|---|
| Revenues | $95 million | $103 million |
| Gross margin | 46% | 48% |
| Operating margin | 12% | 16% |
| Earnings per share | $0.25 | $0.34 |

ATMI®

ATMI®